SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                        C U R R E N T   R E P O R T

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                             September 23, 1997
              Date of Report (Date Of Earliest Event Reported)

                            BARNETT BANKS, INC.
           (Exact Name Of Registrant As Specified In Its Charter)

                                  Florida
               (State Or Other Jurisdiction Of Incorporation)

             1-7901                          59-0560515
     (Commission File Number)      (IRS Employer Identification No.)

                             50 N. Laura Street
                     Jacksonville, Florida  32202-3638
            (Address Of Principal Executive Offices) (Zip Code)

                             (904) 791-7720
            (Registrant's Telephone Number, including Area Code)

                               NOT APPLICABLE
       (Former Name Or Former Address, If Changed Since Last Report)



          ITEM 5.  OTHER EVENTS.

                    Barnett Banks, Inc. ("Barnett") announced on
          September 23, 1997 that it anticipates taking an after-tax charge to its third quarter 1997 earnings of $45 million to $55 million to cover the increased value of outstanding stock options and certain other benefits as a result of the recent increase in the market price of Barnett's common stock. Barnett's stock option plan is subject to variable accounting rules requiring a quarterly expense accrual for stock price appreciation.

                    Barnett's press release announcing the third quarter charge is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

          ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS.

          (c)  Exhibits

                    99.1      Press Release issued by Barnett
                              Banks, Inc. on September 23, 1997.



                                  SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

          Dated:  September 24, 1997

                                   BARNETT BANKS, INC.

                                   By:     /s/ Gregory M. Delaney
                                   Name:     Gregory M. Delaney
                                   Title:    Controller and Chief
                                             Accounting Officer



                                  EXHIBIT INDEX

          Exhibit
          Number              Description

          99.1           Press Release issued by Barnett Banks, Inc.
                         on September 23, 1997.